UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AmeriResource Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-1084784 (I.R.S. Employer Identification Number)

3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
    (Address of Principal Executive Offices)               (Zip Code)

2007 Stock Incentive Plan
(Full Title of the Plan)

Delmar Janovec, 3440 E. Russell Road, Suite 217, Las Vegas, Nevada 89120
(Name, Address, Including Zip Code, of Agent for Service)

Telephone number, including area code, of agent for service: (702) 214-4249

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001	1,000,000,000.0005		$500,000	$63.35

(1)
Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant’s common stock as of October 24, 2007, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of AmeriResource Technologies, Inc. (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional one billion (1,000,000,000) shares of the Registrant’s common stock, $0.0001 par value (“Common Stock”). The contents of the Registration Statement on Form S-8 (File No. 333-144788), filed by the Registrant with the Securities and Exchange Commission on July 23, 2007 under which one billion (1,000,000,000) shares of Common Stock were registered for issuance, are incorporated by reference.

PART II                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index preceding the exhibits is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada on October 29, 2007.

AMERIRESOURCE TECHNOLOGIES, INC.

Date	By:	/s/ Delmar Janovec
Delmar Janovec
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in capacities representing the majority of the Registrant's Board of Directors and on the dates indicated.

NAME	TITLE	DATE
/s/ Delmar Janovec ____________________ Delmar Janovec	President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors	October 29, 2007

EXHIBIT INDEX

ITEM NO.	DESCRIPTION

5	Opinion of Legal Counsel.

10	AmeriResource 2007 Stock Incentive Plan. (Incorporated by reference from the Company's Form S-8, file number 33-144788, effective on July 23, 2007.).

10 (i)	Amended 2007 Stock Incentive Plan

23	Consent of Auditors to utilize independent auditor’s report.